Exhibit 99.1
Blackboard Inc. Reports Fourth Quarter and
Year End 2008 Results
- Fourth Quarter Revenue Increases 35 Percent to $85.0 Million -
- Full Year 2008 Revenue Increases 30 Percent to $312.1 Million -
Washington, DC — February 4, 2009 — Blackboard Inc. (NASDAQ: BBBB) today announced financial results for the fourth quarter and year ended December 31, 2008 and guidance for the first quarter and full year 2009.
Blackboard’s fourth quarter revenue was $85.0 million, an increase of 35 percent over the same period in 2007. Product revenue in the fourth quarter was $77.4 million, an increase of 35 percent over the $57.4 million of product revenue in the fourth quarter of last year. Professional services revenue for the quarter was $7.6 million, which represents an increase of 30 percent over the same period in 2007.
GAAP net income was $3.0 million for the fourth quarter of 2008 compared to GAAP net income of $4.2 million in the same period last year. GAAP net income per basic share was $0.10 and GAAP net income per diluted share was $0.09 compared to GAAP net income per basic and diluted share of $0.14 in the same period last year. Non-GAAP adjusted net income for the fourth quarter of 2008, which excludes the amortization of acquisition-related intangible assets, net of taxes, was $8.9 million, resulting in non-GAAP adjusted net income per diluted share of $0.28 compared to non-GAAP adjusted net income of $7.7 million and non-GAAP adjusted net income per diluted share of $0.25 for the fourth quarter of 2007.
Total revenue for the year ended December 31, 2008 was $312.1 million, an increase of 30 percent over 2007. GAAP net income was $2.8 million for the year ended December 31, 2008 compared to GAAP net income of $12.9 million in the same period last year. For the year ended December 31, 2008, GAAP net income per basic share and diluted share was $0.09 compared to GAAP net income per basic share of $0.45 and GAAP net income per diluted share of $0.43 for 2007. Non-GAAP adjusted net income for the full year 2008, which excludes the amortization of acquisition-related intangible assets, net of taxes, was $25.7 million, resulting in non-GAAP adjusted net income per diluted share of $0.81 compared to non-GAAP adjusted net income of $26.2 million and non-GAAP adjusted net income per diluted share of $0.87 for 2007.
“This was a good year for Blackboard resulting in strong revenue and earnings performance and $80 million in operating cash flows,” said Michael Chasen, chief executive officer and president of Blackboard. “Our strong financial results were driven by the value our products and services provide to our global client base for the management of their most mission-critical technologies. In addition, with the introduction of Blackboard Connect we further expanded our solutions offering to meet the growing needs of our clients.”
Chasen continued, “Even with the challenging economy, our business is well positioned and we believe in 2009 we can continue to deliver strong revenue growth with expanding operating margins.”

Highlights from the Fourth Quarter of 2008
•	Blackboard’s new and expanding client relationships in the quarter included:
•	U.S. Higher Education: Buffalo State University, Central Michigan University, City Colleges of Chicago, Des Moines Area Community College, Florida State University, Georgetown University, Georgia Gwinnet College, Loyola Marymount University, Marshall University, Michigan State University, Ohio State University, Santa Clara University, South Carolina State, University of Alabama, University of Central Missouri, University of Memphis, University of South Carolina, University of Texas at Tyler, Vassar College and others.

•	International: Charles Darwin University, King Abdullah University of Science and Technology, Korea University, Policia Nacional de Colombia, Suffolk New College, Universidad Camilo Jose Cela, Universidad de Los Andes, University of Birmingham, Utrecht University and others.

•	K-12: Cherry Creek School District (CO), Cincinnati Public Schools (OH), Corvallis School District (OR), Delaware Department of Education, Florida Virtual School, Jersey City Schools (NJ), New Orleans Public Schools (LA), Riverside Unified School District (CA), West Bend School District (IN) and others.
•	Blackboard’s enterprise licenses (Blackboard Learning System™ — Enterprise, Blackboard Community System™, Blackboard Transaction System™, Blackboard Content System™, Blackboard Connect ™ and Blackboard Outcomes System™), totaled 6,817.

•	Blackboard ended 2008 with 5,547 total clients.
Change in Definition of Non-GAAP Adjusted Net Income
Beginning in the first quarter of 2009, Blackboard will define “Non-GAAP Adjusted Net Income” and “Non-GAAP Adjusted Net Income per Diluted Share,” to exclude the amortization of acquisition-related intangible assets, stock-based compensation expense and certain defined non-cash items, net of taxes. Under Blackboard’s non-GAAP definition utilized in 2008, these measures did not exclude stock-based compensation expense. The Non-GAAP results presented in this press release are calculated using the old definition, except for our future guidance and the table below.
For comparability with past periods, Blackboard is providing Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Net Income per Diluted Share for each quarter of 2008 under the new definition in the table below. This table shows a quantitative historical reconciliation of GAAP (Loss) Income before Benefit (Provision) For Income Taxes to Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Net Income per Diluted Share under both the old and new definition.

	2008
	Q1	Q2	Q3	Q4	FY
	(unaudited and in thousands except per share amounts)
GAAP (Loss) income before benefit (provision) for income taxes	$(5,098)	$2,950	$(260)	$1,496	$(912)
Add: Amortization of intangibles resulting from acquisitions	8,679	9,729	9,729	9,729	37,866
Adjusted provision for income taxes	(1,623)	(5,756)	(1,492)	(2,354)	(11,225)

Non-GAAP adjusted net income (old definition)	$1,958	$6,923	$7,977	$8,871	$25,729

Non-GAAP adjusted net income per diluted share (old definition)	$0.06	$0.22	$0.25	$0.28	$0.81

Non-GAAP effective tax rate (old definition)	45.3%	45.4%	15.8%	21.0%	30.4%

Add: Stock-based compensation	3,682	3,797	3,632	4,016	15,127
Adjustment to provision for income taxes	(1,454)	(1,500)	(1,435)	(1,586)	(5,975)

Non-GAAP adjusted net income (new definition)	$4,186	$9,220	$10,174	$11,301	$34,881

Non-GAAP adjusted net income per diluted share (new definition)	$0.13	$0.29	$0.32	$0.35	$1.10

Non-GAAP effective tax rate (new definition)	42.4%	44.0%	22.3%	25.9%	33.0%
Guidance for the First Quarter of 2009
•	Revenue of $83.5 to $86.5 million;

•	Stock-based compensation expense of approximately $4.3 million;

•	Amortization of acquired intangibles of approximately $8.8 million;

•	GAAP net loss of ($1,200,000) to GAAP net income of $600,000, resulting in GAAP net loss per basic share of ($0.04) to GAAP net income per diluted share of $0.02, which is based on an estimated 31.4 million basic shares and 32.2 million diluted shares, respectively, and an estimated effective tax rate of approximately 38 percent;

•	Non-GAAP adjusted net income (calculated on the new basis) of $6.7 to $8.6 million, which excludes stock-based compensation expense and amortization of acquisition-related intangible assets, net of taxes; and

•	Non-GAAP adjusted net income per diluted share (calculated on the new basis) of $0.21 to $0.27 based on an estimated 32.2 million diluted shares and an estimated effective tax rate of approximately 38.5 percent.
Guidance for the Full Year 2009
•	Revenue of $361.0 to $373.0 million;

•	Stock-based compensation expense of approximately $16.5 million;

•	Amortization of acquired intangibles of approximately $28 million;

•	GAAP net income of $16.1 to $23.5 million, resulting in GAAP net income per diluted share of $0.49 to $0.72, which is based on an estimated 32.5 million diluted shares; and an estimated effective tax rate of approximately 38 percent;

•	Non-GAAP adjusted net income (calculated on the new basis) of $43.7 to $51.1 million, which excludes stock-based compensation expense and amortization of acquisition-related intangible assets, net of taxes;

•	Non-GAAP adjusted net income per diluted share (calculated on the new basis) of $1.34 to $1.57 based on an estimated 32.5 million diluted shares and an estimated effective tax rate of approximately 38.5 percent;

•	Cash flow from operations of $80.0 to $95.0 million; and

•	Capital expenditures of approximately 6 percent of total revenue.

During the first quarter of 2009, we expect to adopt FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May be Settled in Cash Upon Conversion (Including Partial Cash Settlement)” (APB 14-1) which would increase the interest expense on our outstanding convertible debt. We estimate that the adoption of APB 14-1 will result in increased interest expense of approximately $1.5 million for the first quarter of 2009 and approximately $6.0 million for the full year 2009. The increased interest expense resulting from APB-14-A is a non-cash expense. The current first quarter and full year 2009 guidance for GAAP net income does not include the adoption of APB 14-1 and the adoption of APB 14-1 would have no impact on our Non-GAAP Adjusted Net Income which will exclude any non-cash interest expense on our convertible debt.
Blackboard Conference Call Information:

Domestic:	+1 (866) 831-6243
International:	+1 (617) 213-8855
Confirmation Code:	43311920
Blackboard will also broadcast its conference call live over the Internet beginning at 4:30 p.m. on February 4, 2009, and interested parties can access the webcast through the Investor Relations section of the Company’s Web site at http://investor.blackboard.com.
A replay of the call will be available via telephone from approximately 7:00 p.m. Eastern (4:00 p.m. Pacific) on February 4, 2009 until 11:00 p.m. Eastern (8:00 p.m. Pacific) on February 11, 2009. To listen to the replay, participants in the U.S. and Canada should dial 888-286-8010, and international participants should dial +1 (617) 801-6888. The conference ID for the replay is 96236089.

BLACKBOARD INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	December 31		December 31
	2007	2008	2007	2008
	(unaudited)	(unaudited)		(unaudited)
Revenues:
Product	$57,358	$77,440	$213,631	$283,258
Professional services	5,844	7,581	25,817	28,876

Total revenues	63,202	85,021	239,448	312,134
Operating expenses:
Cost of product revenues, excludes $2,977 and $4,572 for the three months ended December 31, 2007 and 2008, respectively, and $11,654 and $17,803 for the years ended December 31, 2007 and 2008, respectively, in amortization of acquired technology included in amortization of intangibles resulting from acquisitions shown below (1)	11,833	21,640	47,444	75,237
Cost of professional services revenues (1)	4,602	4,477	16,941	19,555
Research and development (1)	7,436	10,389	28,278	40,580
Sales and marketing (1)	16,615	23,377	66,033	91,076
General and administrative (1)	10,425	12,826	38,667	50,757
Proceeds from patent judgment	—	—	—	(3,313)
Amortization of intangibles resulting from acquisitions	5,734	9,729	22,122	37,866

Total operating expenses	56,645	82,438	219,485	311,758

Income from operations	6,557	2,583	19,963	376
Other (expense) income:
Interest expense	(1,931)	(1,760)	(5,766)	(7,305)
Interest income	2,341	406	5,673	1,893
Other (expense) income	(1,395)	267	575	4,124

Income (loss) before (provision) benefit for income taxes	5,572	1,496	20,445	(912)
(Provision) benefit for income taxes	(1,369)	1,489	(7,580)	3,732

Net income	$4,203	$2,985	$12,865	$2,820

Net income per common share:
Basic	$0.14	$0.10	$0.45	$0.09

Diluted	$0.14	$0.09	$0.43	$0.09

Weighted average number of common shares:
Basic	29,154,396	31,352,994	28,789,083	30,885,908

Diluted	30,256,902	31,839,631	30,113,621	31,809,544

(1) Includes the following amounts related to stock-based compensation:
Cost of product revenues	$203	$270	$672	$949
Cost of professional services revenues	160	81	631	321
Research and development	116	230	467	777
Sales and marketing	1,181	1,354	4,359	5,984
General and administrative	1,622	2,081	5,914	7,096

Reconciliation of GAAP Income (loss) before (provision) benefit for income taxes to Non-GAAP adjusted net income (2):

GAAP Income (loss) before (provision) benefit for income taxes	$5,572	$1,496	$20,445	$(912)
Add: Amortization of intangibles resulting from acquisitions	5,734	9,729	22,122	37,866
Adjusted provision for income taxes (3)	(3,634)	(2,354)	(16,318)	(11,225)

Non-GAAP adjusted net income (4)	$7,672	$8,871	$26,249	$25,729

Non-GAAP adjusted net income per common share — diluted (4)	$0.25	$0.28	$0.87	$0.81

(2)	Non-GAAP adjusted net income and non-GAAP adjusted net income per share are non-GAAP financial measures and have no standardized measurement prescribed by GAAP. Management believes that both measures provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations and since the Company has historically reported these non-GAAP results they provide an additional basis for comparisons to prior periods. The non-GAAP financial measures may not be comparable with similar non-GAAP financial measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company provides the above reconciliation to the most directly comparable GAAP financial measure to allow investors to appropriately consider each non-GAAP financial measure.

(3)	Adjusted provision for income taxes is applied at an effective rate of approximately 32.1% and 21.0% for the three months ended December 31, 2007 and 2008, respectively, and approximately 38.3% and 30.4% for the years ended December 31, 2007 and 2008, respectively.

(4)	Beginning in fiscal 2009, the Company changed the definition it utilizes for non-GAAP adjusted net income. However, for the 2007 and 2008 periods presented in the reconciliation of income (loss) before (provision) benefit for income taxes to non-GAAP adjusted net income, the old definition for non-GAAP adjusted net income is being used which excludes the amortization of intangibles resulting from acquisitions, net of taxes.

BLACKBOARD INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2007	2008
		(unaudited)
	(in thousands,
	except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$206,558	$141,746
Accounts receivable, net	52,846	92,529
Inventories	2,089	1,783
Prepaid expenses and other current assets	5,255	8,922
Deferred tax asset, current portion	6,549	1,796
Deferred cost of revenues	6,877	7,271

Total current assets	280,174	254,047

Deferred tax asset, noncurrent portion	34,154	27,146
Investment in common stock warrant	—	1,990
Restricted cash	4,015	4,249
Property and equipment, net	18,584	31,950
Goodwill and intangible assets, net	168,349	338,976

Total assets	$505,276	$658,358

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,747	$2,579
Accrued expenses	24,182	27,879
Deferred rent, current portion	160	345
Deferred revenues, current portion	126,600	179,238

Total current liabilities	154,689	210,041

Notes payable, net of debt discount	161,519	163,172
Deferred rent, noncurrent portion	1,469	10,959
Deferred revenues, noncurrent portion	2,925	5,554
Stockholders’ equity:
Common stock, $0.01 par value	292	314
Additional paid-in capital	263,582	344,698
Accumulated deficit	(79,200)	(76,380)

Total stockholders’ equity	184,674	268,632

Total liabilities and stockholders’ equity	$505,276	$658,358

BLACKBOARD INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31
	2007	2008
		(unaudited)
	(in thousands)
Cash flows from operating activities
Net income	$12,865	$2,820
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax benefit	(2,830)	(8,113)
Excess tax benefits from stock-based compensation	(6,845)	(2,107)
Amortization of debt discount	1,840	1,653
Depreciation and amortization	10,681	15,703
Amortization of intangibles resulting from acquisitions	22,122	37,866
Change in allowance for doubtful accounts	(2)	161
Noncash stock-based compensation	12,043	15,127
Gain on investment in common stock warrant	—	(3,980)
Changes in operating assets and liabilities:
Accounts receivable	(225)	(31,721)
Inventories	288	306
Prepaid expenses and other current assets	(1,233)	(2,594)
Deferred cost of revenues	372	(394)
Accounts payable	952	(4,018)
Accrued expenses	9,394	4,227
Deferred rent	1,101	9,675
Deferred revenues	8,834	45,224

Net cash provided by operating activities	69,357	79,835

Cash flows from investing activities
Purchases of property and equipment	(16,023)	(24,007)
Proceeds from sale of investment in common stock warrant	—	1,990
Payments for patent enforcement costs	(4,186)	(3,552)
Purchases of available-for-sale securities	(94,250)	—
Sales of available-for-sale securities	94,250	—
Acquisitions, net of cash acquired	(27,664)	(132,992)

Net cash used in investing activities	(47,873)	(158,561)

Cash flows from financing activities
Proceeds from notes payable	160,456	—
Payments on term loan	(24,400)	—
Payments on letters of credit	(1,976)	(530)
Releases of letters of credit	—	1,184
Excess tax benefits from stock-based compensation	6,845	2,107
Proceeds from exercise of stock options	13,373	11,153

Net cash provided by financing activities	154,298	13,914

Net increase (decrease) in cash and cash equivalents	175,782	(64,812)
Cash and cash equivalents at beginning of year	30,776	206,558

Cash and cash equivalents at end of year	$206,558	$141,746

About Blackboard Inc.
Blackboard Inc. (NASDAQ: BBBB) is a global leader in enterprise technology and innovative solutions that improve the experience of millions of students and learners around the world every day. Blackboard’s solutions allow thousands of higher education, K-12, professional, corporate, and government organizations to extend teaching and learning online, facilitate campus commerce and security, and communicate more effectively with their communities. Founded in 1997, Blackboard is headquartered in Washington, D.C., with offices in North America, Europe, Asia and Australia.
Blackboard
Educate. Innovate. Everywhere.™
Any statements in this press release about future expectations, plans and prospects for Blackboard and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward looking statements include statements about our expected financial results for the first quarter of 2009 and the full year 2009 and other statements about our future financial performance. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the factors discussed in the “Risk Factors” section of our Form 10-Q filed on November 6, 2008 with the SEC. In addition, the forward-looking statements included in this press release represent the Company’s views as of February 4, 2009. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to February 4, 2009.
Use of Non-GAAP Financial Measures
This release includes information about the Company’s non-GAAP adjusted net income and non-GAAP adjusted net income per share, which are non-GAAP financial measures. Management believes that both measures, which exclude amortization of acquired intangibles and the associated tax impact, and beginning in 2009 will also exclude stock-based compensation expense, provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations and aspects of current operating performance that can be effectively managed. Because the Company has historically reported these non-GAAP results to the investment community, management also believes the inclusion of these non-GAAP financial measures provides enhanced comparability in its financial reporting and facilitates investors’ understanding of the Company’s historic operating trends by providing an additional basis for comparisons to prior periods. In addition, the Company’s internal reporting, including information provided to the Company’s Audit Committee and Board of Directors, contains non-GAAP measures. The Company has also adopted internal compensation metrics that are determined on a basis that excludes amortization of acquired intangibles and the associated tax impact, and beginning in 2009 will also exclude stock-based compensation expense.
A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable with similar non-GAAP financial measures used by other companies. The Company compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure which investors can use to appropriately consider each financial measure determined under GAAP as well as on the adjusted non-GAAP basis. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition to the information contained in this release, investors should also review information contained in the Company’s Form 10-Q dated November 6, 2008, as well as other filings with the Securities and Exchange Commission when assessing the Company’s financial condition and results of operations.
Contacts:
Michael J. Stanton
Senior Vice President, Investor Relations
Blackboard Inc.
+1 (202) 463-4860 ext. 2305
# # #